POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the
undersigned, Co-Tan Family, hereby constitutes
and appoints Will Zell and Michelle Murcia each of
them, as his true and lawful attorney-in-fact and agent
with full power of substitution and resubstitution for
such attorney-in-fact in such attorney-in-fact?s name,
place, and stead, in any and all capacities, to
1.	execute for and on behalf of the undersigned, in
the undersigned's capacity as a reporting person
pursuant to Section 16 of the Securities Exchange Act
of 1934, as amended (the ?Exchange Act?), and the rules
thereunder of Zell Capital (the ?Fund?), Forms 3, 4 and
5 in accordance with Section 16(a) of the Exchange Act;
2.	do and perform any and all acts for and on behalf
of the undersigned that may be necessary or desirable
to complete and execute any such Form 3, 4 or 5 and
timely file such form with the United States Securities
and Exchange Commission and stock exchange or similar
authority, including without limitation, completing and
filing an application for EDGAR codes (i.e., CIK and
CCC codes); and
3.	take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in- fact.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor are the Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys- in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27 day of July 2021.




Signature:  /S/ Frederick Tanne
Name:	 Frederick Tanne on behalf of the Co-Tan Family